Exhibit 99

Velocity Financial, Inc. Reports First Quarter 2022 Results

First Quarter Highlights:

  Net income of $3.1 million and diluted earnings per share (EPS) of $0.09, down from $8.4 million and $0.24 per share, respectively, for 4Q21
  Core net income(1) of $12.4 million and core diluted EPS(1) of $0.36, up from $10.1 million and $0.29 per share, respectively, for 4Q21
  Loan production volume of $581.4 million in unpaid principal balance (UPB), a third consecutive quarterly record and an increase of 16.8% from 4Q21
  Loans held for investment (HFI) UPB of $2.8 billion as of March 31, 2022, an increase of 12.0% from December 31, 2021
  Nonaccrual loans as a percentage of Held for Investment (HFI) loans was 9.8% as of March 31, 2022, down from 10.9% as of December 31, 2021
  Resolutions of nonperforming loans (NPL) totaled $37.4 million in UPB, realizing gains of $1.8 million or 104.8% of UPB resolved
  Portfolio net interest margin (NIM) of 4.25%, consistent with 4.27% in 4Q21
  Refinanced and upsized our corporate debt, issuing $215.0 million in principal amount at a rate of 7.125% per annum and paid off higher-cost 9.00% corporate debt of $170.8 million in principal amount
  Completed our VCC 2022-1 securitization totaling $273.6 million in UPB
  Book value per common share of $10.90 as of March 31, 2022, an increase from $10.84 per share as of December 31, 2021

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 5, 2022--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income of $3.1 million and core net income of $12.4 million for 1Q22, compared to net income of $8.4 million and core net income of $10.1 million in 4Q21. Earnings and core earnings per diluted share were $0.09 and $0.36, respectively, in 1Q22, compared to $0.24 and $0.29, respectively, in 4Q21.

“The first quarter’s performance demonstrated strong momentum in our business with record production volumes and strong financial results across the organization,” said Chris Farrar, President and CEO. “This quarter’s strong financial performance was driven by our investment loan portfolio of nearly $3 billion in UPB, which has grown at a compounded annual growth rate of 20% over the last four years from loan production sourced through our nationwide origination platform.”

Mr. Farrar continued, “While macroeconomic and geopolitical uncertainties have increased, our resilient business model has performed impressively through a variety of market environments. Going forward, we believe that Velocity’s opportunities for growth are robust. Our record production volume this quarter underscores the existence of significant investor demand for investor real estate loans, in addition to growing interest from mortgage brokers to offer commercial investor loan products to their clients. We are well-positioned to execute on these market opportunities as a result of our strong capital position, which was further improved this quarter by the advantageous refinancing of our corporate debt and continued strong investor demand for our securitizations. This capital will help us achieve our growth objectives and continue delivering strong returns for shareholders in the future.

First Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	1Q 2022	4Q 2021	$ Variance	% Variance
Pretax income	$3,911	$11,377	$(7,466)	(65.6)%
Net income	$3,121	$8,353	$(5,232)	(62.6)%
Diluted earnings per share	$0.09	$0.24	$(0.15)	(62.6)%
Core net income(a)	$12,407	$10,081	$2,326	23.1%
Core diluted earnings per share(a)	$0.36	$0.29	$0.07	23.3%
Pretax return on equity(b)	4.42%	13.75%	n.a.	(67.8)%
Core pretax return on equity(a)	18.90%	16.59%	n.a.	13.9%
Net interest margin - portfolio	4.25%	4.27%	n.a.	(0.6)%
Net interest margin - total company	1.69%	3.53%	n.a.	(52.1)%
Average common equity	$353,635	$330,968	$22,667	6.8%

(a) Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.
(b) 1Q22 pretax ROE reflects deal cost write-off of $7.7 million and prepayment fees of $5.1 million related to refinancing the Company’s corporate debt in March.

Discussion of results:

  Net income in 1Q22 was $3.1 million, down from $8.4 million in 4Q21 resulting from deal cost write-offs and prepayments fees of $12.8 million related to refinancing the Company’s corporate debt in March
  Core net income(1) was $12.4 million in 1Q22, a 23.1% quarter-over-quarter increase from 4Q21. Core net income reflects after-tax adjustments of $9.3 million from the write-off of costs related to the refinancing of our corporate debt
  Portfolio NIM in 1Q22 was 4.25%, consistent with the 4.27% from 4Q21.
  The GAAP pretax return on equity was 4.42% in 1Q22, down from 13.8% in 4Q21. Adjusted for one-time debt issuance costs of $12.8 million, Core pretax return on equity was 18.90%.

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	1Q 2022	4Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,319	$1,225	$94	7.7%
Mixed Use	380	331	49	14.9%
Multi-Family	279	228	51	22.5%
Retail	278	234	44	18.6%
Warehouse	201	173	28	16.3%
All Other	343	309	34	10.9%
Total	$2,800	$2,500	300	12.0%
Held for Sale
Investor 1-4 Rental	$77	$87	$(11)	(12.1)%
Total Managed Loan Portfolio UPB	$2,877	$2,587	$290	11.2%
Key loan portfolio metrics:
Total loan count	7,365	6,964
Weighted average loan to value	67.9%	67.7%
Weighted average total portfolio yield	7.76%	8.21%
Weighted average portfolio debt cost (a)	4.00%	4.58%
(a) 4Q21 weighted average portfolio debt cost includes one-time costs totaling $1.5 million related to the collapse of three VCC securitizations.
Adjusted for these costs, the 4Q21 weighted average cost of funds was 4.29%.

Discussion of results:

  Velocity’s total loan portfolio was $2.9 billion in UPB as of March 31, 2022, an increase of 11.2% from $2.6 billion in UPB as of December 31, 2021

‒ Portfolio growth was driven by record loan production volume

‒ Payoff activity totaled $139.5 million in UPB, down 6.2% from $148.7 million in 4Q21

  The weighted average loan-to-value of the portfolio was 67.9% as of March 31, 2022, consistent with 67.7% as of December 31, 2021, and the eight-quarter trailing average of 66.7%
  The weighted average total portfolio yield was 7.76% in 1Q22, a 45 basis point (bps) quarter-over-quarter decrease driven by lower interest rates on recent production and payoff activity of older higher-rate loans
  Portfolio related debt cost in 1Q22 was 4.00%, a decrease of 58 bps from 4Q21
LOAN PRODUCTION VOLUMES
($ in millions)	1Q 2022	4Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$293	$267	$26	9.8%
Traditional Commercial	272	203	68	33.5%
Short-term loans	16	27	(11)	(39.8)%
Total loan production	$581	$498	$84	16.8%

Discussion of results:

  Loan production in 1Q22 totaled $581.4 million in UPB, a new quarterly production record, and a 16.8% increase from the previous record of $497.8 million in UPB in 4Q21.

‒ Traditional Commercial production was up $68.2 million in UPB from 4Q21, a 33.5% quarter-over-quarter increase from 4Q21, driven by strong demand for multifamily and mixed-use properties

‒ Investor 1-4 Rental production was up $26.2 million in UPB from 4Q21, a 9.8% quarter-over-quarter increase from 4Q21

  Increased the weighted average coupon to 8.10% on April new application volume of $338 million in UPB

HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	1Q 2022	4Q 2021	$ Variance	% Variance
Nonperforming loans(a)	$275,487	$273,100	$2,387	0.9%
Average Nonperforming Loans	$278,349	$274,112		1.5%
Nonperforming loans % total HFI Loans	9.8%	10.9%	n.a.	(9.9)%
Total Charge Offs	$328	$143	$185	129.9%
Charge-offs as a % of Avg. Nonperforming loans(b)	0.47%	0.21%	n.a.	126.4%
Loan Loss Reserve	$4,664	$4,262	$402	9.4%

(a) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b) Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.

Discussion of results:

  Nonperforming loans (NPL) totaled $275.5 million in UPB as of March 31, 2022, or 9.8% of loans HFI, compared to $273.1 million and 10.9%, respectively, as of December 31, 2021

‒ The modest growth in NPLs UPB was driven by a 3.0% increase in the UPB of loans in foreclosure from December 31, 2021

  Charge-offs in 1Q22 totaled $328.1 thousand compared to $142.7 thousand in 4Q21

‒ 1Q22 charge-offs were consistent with the trailing five quarter charge-off average of $323.9 thousand per quarter

  The loan loss reserve totaled $4.7 million as of March 31, 2022, a 9.4% increase from $4.3 million as of December 31, 2021, driven primarily by portfolio growth
  Capitalized interest recovered on COVID forbearance loans granted a deferral totaled $3.3 million since the program's inception in April 2020, with a remaining balance of $7.2 million as of March 31, 2022. None of the capitalized interest has been forgiven.

NET REVENUES
($ in thousands)	1Q 2022	4Q 2021	$ Variance	% Variance
Interest income	$52,049	$49,360	$2,689	5.4%
Interest expense - portfolio related(a)	(23,556)	$(23,666)	110	(0.5)%
Interest expense - corporate debt(b)	(17,140)	$(4,462)	(12,678)	284.1%
Net Interest Income	$11,353	$21,232	$(9,879)	(46.5)%
Loan loss provision	(730)	(377)	(353)	93.6%
Gain on disposition of loans	4,540	2,357	2,183	92.6%
Other operating income (expense)	1,108	260	848	326.2%
Total Net Revenues	$16,271	$23,472	$(7,201)	(30.7)%
(a) Net interest expense - portfolio related in 4Q21 includes $1.5 million of one-time costs related to the collapse of our higher-cost securitizations.
(b) Net interest expense - corporate debt includes in 1Q22 includes $12.8 million of nonrecurring costs related to the refinance of Velocity's senior corporate debt.

Discussion of results:

  Total net interest income, including corporate debt interest expense, decreased by $9.9 million, or 46.5% from 4Q21, driven by nonrecurring costs from the refinancing of our corporate debt

‒ Nonrecurring costs included debt issuance cost write-off of $7.7 million and prepayment fees of $5.1 million associated with the payoff of higher-cost floating-rate corporate debt with a principal balance totaling $170.8 million

‒ Excluding these costs, net interest income was $24.2 million

  Portfolio-related net interest income (excluding corporate debt interest expense) totaled $28.5 million, an increase of 10.9% from 4Q21, resulting from portfolio growth and continued strong realization of default interest from NPL resolutions
  Gain on the disposition of loans grew 92.6% quarter-over-quarter, resulting from the sale of loans in 1Q22 totaling $144.1 million in UPB
  Other operating income growth from 4Q21 was primarily driven by a valuation gain in our servicing portfolio resulting from expected slower prepayment speeds in a rising interest-rate environment.

OPERATING EXPENSES
($ in thousands)	1Q 2022	4Q 2021	$ Variance	% Variance
Compensation and employee benefits	$5,323	$4,720	$603	12.8%
Rent and occupancy	442	429	13	3.0%
Loan servicing	2,450	2,480	(30)	(1.2)%
Professional fees	1,362	1,716	(354)	(20.6)%
Real estate owned, net	(175)	417	(592)	(142.0)%
Other expenses	2,848	2,333	515	22.1%
Total operating expenses	$12,250	$12,095	$155	1.3%

Discussion of results:

  Operating expenses totaled $12.3 million in 1Q22, an increase of 1.3% from 4Q21, primarily driven by higher production-related compensation
SECURITIZATIONS
	Securities	Balance at		Balance at
Trusts	Issued	3/31/2022	W.A. Rate	12/31/2021	W.A. Rate
2015-1 Trust	$285,457	$14,407	7.21%	$17,536	7.22%
2016-1 Trust	319,809	32,518	8.10%	36,401	8.22%
2017-2 Trust	245,601	75,303	3.36%	86,497	3.37%
2018-1 Trust	176,816	57,284	4.04%	62,375	4.04%
2018-2 Trust	307,988	123,854	4.31%	143,152	4.39%
2019-1 Trust	235,580	115,299	3.95%	132,306	4.02%
2019-2 Trust	207,020	114,665	3.45%	122,205	3.44%
2019-3 Trust	154,419	90,919	3.27%	95,521	3.26%
2020-1 Trust	248,700	162,092	2.85%	174,550	2.82%
2020-2 Trust	96,352	73,750	4.36%	80,676	4.45%
2020-MC1 Trust	179,371	12,842	4.57%	35,711	4.42%
2021-1 Trust	251,301	228,015	1.74%	236,190	1.73%
2021-2 Trust	194,918	191,183	2.01%	197,744	2.28%
2021-3 Trust	204,205	199,381	2.46%	202,793	2.45%
2021-4 Trust	319,116	305,530	3.16%	315,489	3.11%
2022-1 Trust	273,594	270,642	3.94%
	$3,700,247	$2,067,684	3.12%	$1,939,146	3.20%

Discussion of results:

  The weighted average rate on Velocity’s outstanding securitizations decreased 8bps from 4Q21, driven mainly by the collapse of higher-cost securitization in 4Q21 and issuance of $970 million of securitizations in 2021 at a weighted average rate of 2.42%

‒ Issued the VCC 2022-1 securitization in February 2022 with a balance of $273.6 million and a weighted average rate of 3.94% as of March 31, 2022. The higher rate reflects the rising interest-rate environment.

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	FIRST QUARTER 2022		FOURTH QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$9,144	$474	$11,464	$614
Paid current	7,597	117	12,209	290
REO sold(a)	2,522	469	1,770	121
Total resolutions	$19,263	$1,060	$25,443	$1,025

Resolutions as a % of nonperforming UPB		105.5%		104.0%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	FIRST QUARTER 2022		FOURTH QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$13,820	$646	$12,567	$623
Paid current	3,783	39	5,837	67
REO sold	503	35	266	48
Total resolutions	$18,106	$720	$18,670	$738

Resolutions as a % of nonperforming UPB		104.0%		104.0%

Grand total resolutions	$37,369	$1,780	$44,113	$1,763

Grand total resolutions as a % of nonperforming UPB		104.8%		104.0%

Discussion of results:

  Total NPL resolution activities in 1Q22 totaled $37.4 million in UPB and realized net gains of $1.8 million, or 104.8% of UPB resolved, compared to $44.1 and $1.8 million, or 104.0% of UPB resolved, respectively in 4Q21

‒ Long-term loan resolutions in 1Q22 totaled $19.3 million in UPB and realized gains of $1.1 million compared to $25.4 million in UPB and realized gains of $1.0 million in 4Q21

‒ Short-term loan resolutions in 1Q22 totaled $18.1 million in UPB and realized gains of $0.72 million compared to $18.7 million in UPB and realized gains of $0.74 million, respectively, in 4Q21

_______________

(1) “Core” income is a non-GAAP measure that excludes nonrecurring and unusual activities from GAAP net income.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financial’s Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on May 31, 2022 and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #3636606. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 18 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-K filed with the SEC on May 10, 2021, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, LLC
Consolidated Statements of Financial Condition

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	Unaudited	Audited	Unaudited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$36,629	$35,965	$35,497	$27,741	$20,434
Restricted cash	10,837	11,639	9,586	7,921	6,808
Loans held for sale, net	77,503	87,908	0	7,916	0
Loans held for investment, at fair value	1,352	1,359	1,360	1,370	1,364
Loans held for investment	2,793,968	2,494,204	2,265,922	2,057,046	1,983,435
Net deferred loan costs	34,334	33,360	29,775	26,707	25,070
Total loans, net	2,907,157	2,616,831	2,297,057	2,093,039	2,009,869
Accrued interest receivables	14,169	13,159	11,974	11,094	11,169
Receivables due from servicers	78,278	74,330	57,058	73,517	77,731
Other receivables	4,527	1,812	870	10,169	3,879
Real estate owned, net	16,177	17,557	17,905	20,046	14,487
Property and equipment, net	3,690	3,830	3,348	3,625	3,891
Deferred tax asset	16,477	16,604	17,026	13,196	9,246
Mortgage Servicing Rights, at fair value	7,661	7,152	-	-	-
Goodwill	6,775	6,775	-	-	-
Other assets	7,345	6,824	6,843	7,257	7,325
Total Assets	$3,109,722	$2,812,478	$2,457,164	$2,267,605	$2,164,839

Liabilities and members' equity
Accounts payable and accrued expenses	$92,768	$92,195	$79,360	$70,049	$65,003
Secured financing, net	208,956	162,845	163,449	164,053	129,666
Securitizations, net	2,035,374	1,911,879	1,623,674	1,558,163	1,453,386
Warehouse & repurchase facilities	424,692	301,069	258,491	151,872	203,314
Total Liabilities	2,761,790	2,467,988	2,124,974	1,944,137	1,851,369

Mezzanine Equity
Series A Convertible preferred stock	-	-	90,000	90,000	90,000
Stockholders' Equity
Stockholders' equity	344,441	341,109	242,190	233,468	223,470
Noncontrolling interest in subsidiary	3,491	3,381	-	-	-
Total equity	347,932	344,490	242,190	233,468	223,470
Total Liabilities and members' equity	$3,109,722	$2,812,478	$2,457,164	$2,267,605	$2,164,839

Book value per share	$10.90	$10.84	$12.05	$11.62	$11.12

Shares outstanding	31,913	31,787	20,098	20,087	20,087

Velocity Financial, LLC
Consolidated Statements of Income

	Quarter Ended
($ in thousands)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	Unaudited	Audited	Unaudited	Unaudited	Unaudited
Revenues
Interest income	$52,049	$49,360	$46,923	$44,978	$40,707
Interest expense - portfolio related	23,556	23,666	20,321	20,566	20,832
Net interest income - portfolio related	28,493	25,694	26,602	24,412	19,875
Interest expense - corporate debt	17,140	4,462	4,488	4,309	7,350
Net interest income	11,353	21,232	22,114	20,103	12,525
Provision for loan losses	730	377	228	(1,000)	105
Net interest income after provision for loan losses	10,623	20,855	21,886	21,103	12,420
Other operating income
Gain on disposition of loans	4,540	2,357	306	2,391	2,839
Unrealized gain/(loss) on fair value loans	11	11	0	20	(2)
Other income (expense)	1,097	249	33	21	(36)
Other operating income (expense)	5,648	2,617	339	2,432	2,801
Total net revenues	16,271	23,472	22,225	23,535	15,221

Operating expenses
Compensation and employee benefits	5,323	4,720	4,738	4,546	5,186
Rent and occupancy	442	429	447	430	463
Loan servicing	2,450	2,480	2,014	1,922	1,867
Professional fees	1,362	1,716	736	795	533
Real estate owned, net	(175)	417	1,186	1,039	509
Other operating expenses	2,848	2,333	2,177	1,918	2,059
Total operating expenses	12,250	12,095	11,298	10,650	10,617
Income before income taxes	4,021	11,377	10,927	12,885	4,604
Income tax expense	790	3,024	2,905	3,432	1,208
Net income	3,231	8,353	8,022	9,453	3,396
Net income attributable to noncontrolling interest	110	-	-	-	-
Net income attributable to Velocity Financial, Inc.	3,121	8,353	8,022	9,453	3,396
Less undistributed earnings attributable to participating securities	48	362	3,030	3,571	1,281
Net earnings attributable to common stockholders	$3,073	$7,991	$4,992	$5,882	$2,115

Basic earnings (loss) per share	$0.10	$0.26	$0.25	$0.29	$0.11

Diluted earnings (loss) per common share	$0.09	$0.24	$0.23	$0.28	$0.10

Basic weighted average common shares outstanding	31,892	30,897	20,090	20,087	20,087

Diluted weighted average common shares outstanding	34,204	34,257	34,212	33,960	33,407

Velocity Financial, Inc. Net Interest Margin ‒ Portfolio Related and Total Company (Unaudited)

	Quarter Ended March 31, 2022				Quarter Ended December 31, 2021			Quarter Ended March 31, 2021
		Interest	Average			Interest	Average		Interest	Average
	Average	Income /	Yield /		Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)		Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$69,092				$40,464			$8,904
Loans held for investment	2,613,759				2,363,987			1,927,760
Total loans	$2,682,851	$52,049	7.76%		$2,404,451	$49,360	8.21%	$1,936,664	$40,707	8.41%

Debt:
Warehouse and repurchase facilities	$338,247	3,764	4.45%		$271,761	3,273	4.82%	$113,528	1,705	6.01%
Securitizations	2,018,186	19,791	3.92%		1,796,543	20,392	4.54%	1,548,642	19,127	4.94%
Total debt - portfolio related	2,356,433	23,555	4.00%		2,068,304	23,665	4.58%	1,662,170	20,832	5.01%
Corporate debt	178,915	17,141	38.32%	(4)	171,926	4,463	10.38%	108,365	7,350	27.13%
Total debt	$2,535,348	$40,696	6.42%		$2,240,230	$28,128	5.02%	$1,770,535	$28,182	6.37%

Net interest spread - portfolio related (2)			3.76%				3.63%			3.39%
Net interest margin - portfolio related			4.25%				4.27%			4.10%

Net interest spread - total company (3)			1.34%				3.19%			2.04%
Net interest margin - total company			1.69%				3.53%			2.59%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.
(4)

Excluding the one-time debt issuance cost write-off of $7.7 million and prepayment penalties of $5.1 million associated with the $170.8 million payoff of our corporate debt in March 2022, the corporate debt average rate would have been 9.70%; net interest spread — total company would have been 3.36%; and net interest margin — total company would have been 3.60% for the three months ended March 31, 2022.

(5)	The debt issuance cost amortization was higher for the three months ended March 31, 2021, as a result of a lower average outstanding borrowing balance from a new financing facility.
(6)

Excluding the one-time debt issuance cost write-off of $2.9 million and prepayment penalties of $1.6 million associated with the $78.0 million payoff of our corporate debt in February 2021, the corporate debt average rate would have been 10.49%; net interest spread — total company would have been 3.06%; and net interest margin — total company would have been 3.52% for the three months ended March 31, 2021.

Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)

Core Income
	Quarter Ended
($ in thousands)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021

Net Income	$3,121	$8,353	$8,022	$9,453	$3,396
Deal cost write-off - collapsed securitizations		$1,104	-	-	-
One-time Century Health & Housing Capital deal costs		$624	-	-	-
Recovery of Loan Loss Provision		-	-	$(1,000)	-
Corporate debt refinancing costs	$9,286	-	-	-	3,326
Core Income	$12,407	$10,081	$8,022	$8,453	$6,722

Diluted weighted average common shares outstanding	$34,204	$34,257	$34,212	$33,960	$33,407
Core diluted earnings per share	$0.36	$0.29	$0.23	$0.25	$0.20

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708